SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                             SCHEDULE 14 INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the registrant [X]
Filed by party other than the registrant  [_]


Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                          LIFESTREAM TECHNOLOGIES, INC.
                 (Name of Registrant as Specified in Its Charter
                      and of Person Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11 (1) Title of each class of securities to which transaction applies:
         (2) Aggregate number of securities to which transactions applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         (4) Proposed maximum aggregate value of transaction:
         (5) Total fee paid
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1) Amount Previously Paid:
         (2) Form, Schedule or Registration Statement no.:
         (3) Filing Party:
         (4) Date Filed:

                          LIFESTREAM TECHNOLOGIES, INC.
             510 Clearwater Loop, Suite 101, Post Falls, Idaho 83854

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 20, 2002

To our Stockholders:

You are cordially invited to attend the 2002 Annual Meeting of Stockholders (hereinafter, "the Annual Meeting") of Lifestream Technologies, Inc. (hereinafter, "the Company"), a Nevada corporation, which will be held at West Coast Templin's Resort located at 414 East First Avenue, Post Falls, Idaho, on December 20, 2002 at 8:30 a.m. Pacific Time, or at any and all adjournments thereof, for the following purposes:

         1. To elect the Company's Board of Directors (hereinafter, "the Board") in its entirety;

         2. To approve the potential issuance of up to ten million newly issued shares of the Company's common stock pursuant to a private placement;

         3. To ratify the appointment of BDO Seidman, LLP as the Company's independent public accountants for the fiscal year ending June 30, 2003; and

         4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These matters are more fully discussed in the Proxy Statement accompanying this Notice.

The Board has fixed the close of business on October 18, 2002 as the record date for determining those stockholders who will be entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books will not be closed between the record date and the date of the meeting.

Representation of at least a majority of the outstanding shares of the Company's Common Stock entitled to vote, whether present in person or represented by proxy, is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting. THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS IN ORDER TO OBTAIN A QUORUM. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked, in writing, at any time prior to the time it is voted. You may also revoke your proxy by attending the meeting and voting in person.

The financial statements of the Company for its most recently completed fiscal year ended June 30, 2002 are incorporated herein by reference to the Company's Annual Report on Form 10-KSB as filed with the U.S. Securities and Exchange Commission on September 30, 2002, a copy of which accompanies the accompanying Proxy Statement.

Please read the proxy materials carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.

                                          Very truly yours,

                                          /s/ Christopher Maus
                                          --------------------------
                                          Christopher Maus, Chairman of the
                                          Board of Directors, President and
                                          Chief Executive Officer

Post Falls, Idaho
October 28, 2002

               STOCKHOLDERS SHOULD READ THE ENTIRE PROXY STATEMENT
                   CAREFULLY PRIOR TO RETURNING THEIR PROXIES

         PROXY STATEMENT FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS OF
                          LIFESTREAM TECHNOLOGIES, INC.
                          TO BE HELD DECEMBER 20, 2002


This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (hereinafter, "the Board") of Lifestream Technologies, Inc. (hereinafter, "the Company"), a Nevada corporation, of proxies to be voted at the 2002 Annual Meeting of Stockholders (hereinafter, "the Annual Meeting") to be held at West Coast Templin's Resort located at 414 East First Avenue, Post Falls, Idaho on December 20, 2002 at 8:30 a.m. Pacific Time or at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (hereinafter, "the Notice"). The Annual Report on Form 10-KSB of the Company for the most recently completed fiscal year ended June 30, 2002 (hereinafter, "Fiscal 2002") is being mailed together with this Proxy Statement and form of Proxy. This Proxy Statement and the proxy card were first mailed to stockholders on or about November 18, 2002.

                         VOTING RIGHTS AND SOLICITATION

The close of business on October 18, 2002 was the record date for stockholders entitled to notice of, and to vote at, the Annual Meeting. As of that date, 24,986,747 shares of the Company's common stock, $.001 par value per share (hereinafter "the Common Stock"), were issued and outstanding. The Company did not have any other class of equity securities outstanding as of the record date. All shares of the Company's Common Stock outstanding on the record date are entitled to vote at the Annual Meeting, and stockholders of record entitled to vote at the Annual Meeting will have one vote for each share so held on the matters to be voted upon. The Company does not have cumulative voting.

Management does not know of any matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement and accompanying Notice. If other matters should properly come before the Annual Meeting, the proxy holders will vote on such matters in accordance with their best judgment regarding the interests of the Company. Any stockholder has the right to revoke his or her proxy at any time before it is voted by either delivering to the Company at its principal executive offices at 510 Clearwater Loop, Suite 101, Post Falls, Idaho 83854, Attn: Chief Financial Officer, a written notice of revocation or duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Approval of each of the above proposals shall be determined by a majority of the votes cast by the stockholders entitled to vote at the election present in person or represented by proxy.

The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding Common Stock of the Company as of the record date. Abstentions and broker non-votes are counted and included in the determination of the number of shares present for quorum purposes but are excluded in tabulating the vote for directors and in the determination of whether a proposal has been approved.

The cost of this solicitation will be borne by the Company. Proxies will be solicited principally through the use of the mail, but, if deemed desirable, may be solicited personally or by telephone, electronic mail, telegraph, or personal interview by directors, officers and employees of the Company for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Stock, and such persons may be reimbursed for their expenses.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

On June 10, 2002, the Company's shareholders approved an amendment to the Company's Amended and Restated Articles of Incorporation to provide for the classification of the Board into three classes of directors with three year staggered terms of office. This election of directors constitutes the initial implementation of this new Board structure. As such, all of the current members of the Board are standing for election at this meeting (hereinafter, "the Nominees").

Each Board nominee set forth below has been initially assigned to one of three classes. However, in order to fully transition the Board into three classes with each having a full three year staggered term of office, the initial Classes II and III nominees set forth below have been designated staggered terms of only one and two years, respectively. It is intended that each class will serve their designated term until successors for such class have been qualified and elected, or until the death, resignation or removal of any such Director.

Election to the Board requires the approval of a majority of the shares voting, assuming a quorum of the outstanding shares are present or represented at the Annual Meeting.

Proxies solicited by the Board and returned in the accompanying form will be voted in accordance with each respective shareholder's instructions. Any returned proxies that do not set forth a shareholder's instructions will be voted by the proxy holders for the nominees for Director listed below. In the event that additional persons are nominated for election as Directors, the proxy holders intend to vote all proxies received by them for each nominee listed below. As of the date of this Proxy Statement, the Board is not aware of any nominee that is unable or unwilling to serve as a Director.

NOMINEES FOR DIRECTOR
---------------------

                                                                               CLASS AND YEAR IN
                                                                    DIRECTOR    WHICH TERM WILL
NAME                    PRINCIPAL OCCUPATION(S)                      SINCE           EXPIRE         AGE
----------------------- ------------------------------------------ ----------- ------------------- -------
Christopher Maus        President, Chief Executive Officer and        1994     Class I - 2005        49
                        Chairman of the Board
Michael Crane           Chief Executive Officer and Chairman of
                        the Board of Directors of Dulles
                        Greenway, Trip II (Toll Investors
                        Partnership II, L.P.); President of           1998     Class I - 2005        47
                        Alchemy International
Robert Boyle            Certified Public Accountant; Secretary        1999     Class II - 2004       56
                        and Treasurer of the Company
William Gridley         Retired Corporate Executive                   1997     Class II - 2004       73
Ronald Kiima            President of Kiima Incorporated               2002     Class III - 2003      41

CHRISTOPHER MAUS has served as the Company's President, Chief Executive Officer and Chairman of the Board since February 1994, except for a brief period from September 1998 to March 1999 when he served only as Chairman of the Board. From June 1996 until its acquisition by the Company in September 1999, Mr. Maus served on the Board of Directors of Secured Interactive Technologies, Inc., a privately held company co-founded by Mr. Maus that developed the Company's Privalink software technology. From June 1992 to February 1994, Mr. Maus served as President of Lifestream Diagnostics, Inc., the privately held legal predecessor to the Company. From 1989 to June 1992, Mr. Maus was a General Partner in Lifestream Development Partners, the privately held legal predecessor to Lifestream Diagnostics, Inc. Mr. Maus attended North Texas State University.

MICHAEL CRANE has served as a Director since April 1998. Since September 1993, Mr. Crane has served as Chief Executive Officer and Chairman of the Board of Directors of privately held Dulles Greenway, Trip II (Toll Investors Partnership II, L.P.). Since October 1996, Mr. Crane has also served as President of Alchemy International, a privately held developer of non-evasive, passive chemistry treatments for various forms of cancer. Mr. Crane has also served on the Board of Directors of Discflo Corporation, a privately held manufacturer of medical and industrial pumps, since 1988, and as Chairman of the Board of Directors for Lochnau, Inc., a privately held investment management corporation, since 1985. Mr. Crane has a Bachelor of Science degree in Banking from the University of Richmond.

ROBERT BOYLE has served as a Director since June 1999, at which time he was also appointed as the Company's Secretary and Treasurer. Since 1995, Mr. Boyle has served as President of Robert Boyle, Certified Public Accountant, P.A., a local public accounting firm located in Idaho. From 1980 to 1995, Mr. Boyle served as President of Boyle and Stoll, Certified Public Accountants, a local public accounting firm, located in California. Prior thereto, Mr. Boyle served with the consulting, tax and audit staffs of a predecessor to KPMG, an international accounting and consulting firm. Mr. Boyle has a Bachelor of Arts degree in Accounting from San Diego State University and is licensed as a Certified Public Accountant in the State of Idaho.

WILLIAM GRIDLEY has served as a Director since April, 1997. Since 1997 Mr. Gridley has served as Chairman of Hymedix, Inc., a polymer chemicals company, for which he previously served as President and CEO (1993 - 1997), and as Vice Chairman (1986 - 1993). From 1983 to 1986, he served as President of Brandywine Investors, Inc., an investment management firm. From 1979 to 1983, he served as President of Crescent Diversified, Ltd., and investment vehicle of the Olayan Group. From 1973 to 1979, he served as Executive Vide President of American Express International Banking Corporation. He has served as Vice Chairman of Tuskegee University since 1980, and as a Director of Silverline Technologies (an Indian software company) from 1996 to 1999. Mr. Gridley has a BA from Yale University, and studied finance at the NYU Graduate School of Business.

RONALD KIIMA has served as a Director since September 2002, and as a consultant to the Company since August 2000. Since August 1997, Mr. Kiima has served as President of Kiima Incorporated, a nationally recognized consulting firm specializing in SEC compliance and reporting, corporate governance and finance, and litigation support and testimony. From August 1997 to October 1998, Mr. Kiima concurrently served as Manager of Financial Compliance and Reporting for Coldwater Creek Inc., a publicly held national apparel retailer. From March 1990 to July 1997, and prior thereto, from November 1987 to December 1988, Mr. Kiima served with the United States Securities and Exchange Commission's Division of Corporation Finance in Washington, D.C., the last five years as an Assistant Chief Accountant. From December 1988 to January 1990, Mr. Kiima served as Shareholder - Director of Accounting and Assurance Services with Jones & Associates, a regional public accounting and management consulting firm. From January 1985 to November 1987, Mr. Kiima held various positions with the audit staff of Ernst & Whinney LLP (subsequently renamed Ernst & Young LLP), an international public accounting and management consulting firm. Mr. Kiima completed various graduate level courses at, and has a Bachelor of Science degree in Business Administration / Accountancy (Summa Cum Laude) from, the University of Baltimore. Mr. Kiima is a licensed Certified Public Accountant in the State of Maryland.

DIRECTOR RESIGNATIONS SINCE LAST PROXY STATEMENT
------------------------------------------------

DAVID HURLEY AND BOYD LYLES. JR. resigned as Board members on July 1, 2002 and August 2, 2002, respectively, as a result of other professional demands upon them. There were no disagreements with the Company or its Board at the date of their respective resignations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the Company are set forth below:


NAME                       AGE      POSITION(S) HELD
----                       ---      ----------------

Christopher Maus           49       President, Chief Executive Officer and
                                    Chairman of the Board

Robert Boyle               56       Director, Secretary and Treasurer

Michael Crane              47       Director

William Gridley            73       Director

Ronald Kiima               41       Director

Edward Siemens             48       Chief Operating Officer

Paul Beatty                55       Vice President - Sales & Marketing

Brett Sweezy               37       Chief Financial Officer

Ken Clegg                  33       Chief Technology Officer

Jackson Connolly           54       Vice President - Product Development


EDWARD SIEMENS has served as Chief Operating Officer since June 2002, and prior thereto, upon joining the Company in August 2000, as Chief Operating Officer - Devices. From April 1999 to June 2000, Mr. Siemens served as President of Omron Healthcare, Inc. ("Omron"), a publicly held manufacturer and marketer of personal-use medical diagnostic products. Mr. Siemens previously served as Omron's Senior Vice President of Sales and Marketing from April 1994 to April 1999 and as Omron's Vice President of Sales and Marketing from April 1992 to April 1994. Prior thereto, Mr. Siemens was employed by McKesson Corporation, a publicly held wholesale distributor of medical products and supplies, where he served as Vice President of Sales from 1987 to 1992 and as Product Manager from 1985 to 1987. Mr. Siemens has a Masters degree in Business Administration from Pepperdine University and a Bachelor of Fine Arts degree from the California College of Arts and Crafts.

PAUL BEATTY has served as Vice President - Sales & Marketing since October 2002, and prior thereto, upon joining the Company in October 2000, as Vice President - Consumer Sales. From July 1994 to September 2000, Mr. Beatty served as Director of Retail Sales for Optiva Corporation, privately held manufacturer and marketer of the Sonicare sonic toothbrush. From 1992 to 1994, Mr. Beatty served as National Accounts Manager for High Performance Appliances, a privately held marketer of consumer appliances. From 1988 to 1992, Mr. Beatty served as National Field Sales Manager for Hamilton Beach, Inc., a publicly held marketer of consumer household appliances. Mr. Beatty has a Bachelor of Arts degree in Business and Economics from Central Washington University.

BRETT SWEEZY has served as Chief Financial Officer since joining the Company in June 1999. From June 1996 until its acquisition by the Company in September 1999, Mr. Sweezy served as Chief Financial Officer and Treasurer of Secured Interactive Technologies, Inc. From March 1994 to August 2000, Mr. Sweezy also served as President of Brett R. Sweezy, Certified Public Accountant, P.A., a local public accounting firm, located in Idaho. Mr. Sweezy has a Bachelor of Science degree in Economics and Business from the New England College and is licensed as a Certified Public Accountant in the State of Idaho.

KEN CLEGG has served as Chief Technology Officer since joining the Company in July 1998. Mr. Clegg also continues to serve, as he has since 1994, as a professional consultant to Interlink Services, a privately held regional Internet service provider, advising on website development projects and on marketing and sales strategies. From May 1997 to October 1999, Mr. Clegg co-owned 5Away, a privately held developer and marketer of Internet-based advertising solutions. In 1992, Mr. Clegg founded Clegg Enterprises, a privately held developer and marketer of database driven interactive Internet-based web sites, which he continues to own. Mr. Clegg has a Bachelor of Arts degree, with majors in Computer Science, Mathematics, and Education, from Whitworth College.

JACKSON CONNOLLY has served as Vice President - Product Development since November 2000. Mr. Connelly previously served as the Company's Vice-President - Operations from January 1998 to November 2000 and as Director of Operations from January 1997 to January 1998. Prior to joining the Company, Mr. Connolly served as a Senior Sales Engineer at Advanced Input Devices, a subsidiary of publicly held Esterline Technologies, from January 1994 to April 1997. Mr. Connolly has a combined Bachelor of Arts and Science degree in Industrial Technology and Arts from California State University at Fresno.

There are no family relationships among any of the Company's directors and executive officers.

                          BOARD MEETINGS AND COMMITTEES

The Company's Board held a total of four meetings during fiscal 2002 for which there was 100% attendance by its members with the exception of one meeting that Mr. Crane could not attend and one meeting that Mr. Hurley could not attend. The Board's Audit Committee held a total of four meetings during fiscal 2002 for which there was 100% attendance by its members. The Board's Compensation Committee held one meeting during fiscal 2002 for which there was 100% attendance by its members. The Board does not have a nominating committee at this time.

The Audit Committee primarily is responsible for recommending to the Board the appointment of the Company's independent public accountants, reviewing and approving the scope of audit and review activities to be performed by the independent public accountants, reviewing significant accounting policies, practices and controls, performing independent director duties and reviewing audit and review results. Since September 25, 2002, the Audit Committee has consisted of Robert Boyle (Chairman), Michael Crane, William Gridley and Ronald Kiima. Mr. Kiima is a non-independent, non-voting advisory member. From July 1, 2002 through September 24, 2002, the Audit Committee consisted of William Gridley (Chairman) and Robert Boyle. From November 5, 2001 through June 30, 2002, the Audit Committee consisted of William Gridley (Chairman), Robert Boyle and David Hurley. From July 1, 2001 through November 4, 2001, the Audit Committee consisted of William Gridley (Chairman), Michael Crane and David Hurley.

The Compensation Committee primarily is responsible for reviewing and recommending to the Board the compensation structure for the Company's Board members and executive officers, including salary rates, participation in incentive compensation and benefit plans and other forms of compensation, and administering the Company's stock option plans. The Compensation Committee similarly reviews and approves the compensation of other management personnel. Since September 25, 2002, the Compensation Committee has consisted of Michael Crane (Chairman), Robert Boyle and Ronald Kiima. From August 2, 2002 through September 24, 2002, the Compensation Committee consisted of Michael Crane (Chairman) and Robert Boyle. From November 5, 2001 through August 1, 2002, the Compensation Committee consisted of Michael Crane (Chairman), Robert Boyle and Boyd Lyles, Jr. From July 1, 2001 through November 4, 2001, the Compensation Committee consisted of Michael Crane (Chairman), Robert Boyle and David Hurley.

                              DIRECTOR REMUNERATION

In April 2001, the Board adopted the recommendation of its Compensation Committee to retroactively terminate, effective January 1, 2001, the then existing Board compensation plan and to alternatively grant, retroactive to January 1, 2001, each employee and non-employee member of the Board stock options exercisable for 72,000 common shares at $1.50 per share. Each option vests, and becomes exercisable, on a ratable basis over the subsequent twenty-four (24) months of Board service, with any unexercised options to expire on January 1, 2011.

In October 2002, the Board adopted the recommendation of its Compensation Committee to grant, effective January 1, 2003, each employee and non-employee Board member stock options exercisable for 108,000 common shares at $1.00 per share. Each option will vest, and becomes exercisable, on a ratable basis over the subsequent thirty-six (36) months of Board service, with any unexercised options to expire on January 1, 2013. Any options which are not vested at the end of a Board member's service will be immediately cancelled unless otherwise stated and agreed to by a majority of the then remaining Board members.

Directors currently receive no additional compensation for service on the Board's Audit and Compensation Committees.

AUDIT COMMITTEE REPORT ON THE FISCAL YEAR ENDED JUNE 30, 2002

The Audit Committee currently is comprised of three independent, non-employee directors, as the term "independent" is proscribed by the American Stock Exchange ("AMEX"), and one non-independent, non-employee director, being Mr. Kiima who serves solely in an advisory, non-voting manner. The Audit Committee continues to be governed by a written charter which was adopted and approved by the Board on February 27, 2001. The Company's management is responsible for the Company's internal controls and financial reporting processes. The Company's independent public accountants, BDO Seidman, LLP, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. BDO Seidman, LLP has full and unimpeded access to the Audit Committee and periodically meets with the Audit Committee, without management being present, to discuss appropriate matters.

Based on (i) its review of the audited consolidated financial statements, (ii) its discussions with management regarding the audited consolidated financial statements, (iii) its receipt from BDO Seidman, LLP of the letter required by Independence Standards Board Standard No. 1, and (iv) its discussions with BDO Seidman, LLP regarding their independence, the audited financial statements, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, and other matters, the three voting members of the Audit Committee unanimously recommended to the Board that the audited consolidated financial statements for the fiscal year ended June 30, 2002 be included in the Company's Annual Report on Form 10-KSB for such fiscal year.

September 26, 2002

                 FROM THE VOTING MEMBERS OF THE AUDIT COMMITTEE

                                  Robert Boyle
                                  Michael Crane
                                 William Gridley

                          SECURITY OWNERSHIP OF CERTAIN
                      BENEFICIAL OWNERS AND MANAGEMENT (1)

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 18, 2002 by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each director and nominee for director, (iii) each officer listed in the Summary Compensation Table of the section of this Proxy Statement entitled "Executive Compensation" and (iv) all current directors and executive officers as a group. A person is also deemed to be a beneficial owner of any securities to which the person has the right to acquire beneficial ownership within sixty days. All shares are subject to the named person's sole voting and investment power unless otherwise indicated.

                                                                                     SHARES         PERCENT OF SHARES
                                                                                  BENEFICIALLY        BENEFICIALLY
NAME AND  ADDRESS OF BENEFICIAL OWNER (2)                                             OWNED              OWNED (3)
------------------------------------------------------------------              -----------------  --------------------
DIRECTORS AND OFFICERS:
-----------------------

    Christopher Maus (4)..................................................           3,228,200                12.61%

    Michael Crane (5)......................................................          1,429,893                 5.53%

    Robert Boyle (6).......................................................            259,200                 1.03%

    William Gridley (7)....................................................            199,000          Less than 1%

    Ronald A. Kiima (8)....................................................             37,000          Less than 1%

    Edward Siemens (9).....................................................            216,385          Less than 1%

    Paul Beatty (10).......................................................            183,781          Less than 1%

    Brett Sweezy (11)......................................................            313,717                 1.24%

    Ken Clegg (12).........................................................            127,836          Less than 1%

    Jackson Connolly (13)..................................................            132,905          Less than 1%
                                                                                     ---------          -----------

    ALL DIRECTORS AND OFFICERS AS A GROUP (10 PERSONS) (14)..............            6,127,917                22.25%
                                                                                     ---------          -----------
OTHER BENEFICIAL OWNERS:
------------------------
    RAB Europe Fund Limited (15)........................................             2,636,677                 9.99%
        c/o RAB Capital Limited
        No. 1 Adam Street
        London W2CN 6LE
        United Kingdom

                          SECURITY OWNERSHIP OF CERTAIN
                BENEFICIAL OWNERS AND MANAGEMENT (CONTINUED) (1)

                                                                                     SHARES         PERCENT OF SHARES
                                                                                  BENEFICIALLY        BENEFICIALLY
NAME AND  ADDRESS OF BENEFICIAL OWNER (2)                                             OWNED              OWNED (3)
------------------------------------------------------------------               -----------------  --------------------
OTHER BENEFICIAL OWNERS (CONTINUED):
------------------------------------
    RAB Europe Partners (16)............................................             1,673,227                 6.38%
        c/o RAB Capital Limited
        No. 1 Adam Street
        London W2CN 6LE
        United Kingdom

    Mercer Management (17)..............................................             2,671,097                10.26%
        5820 East Mercer Way
        Seattle, WA 98040

    Commodity Management and Research, Inc. (18)........................             1,528,993                 5.94%
        1050 17th Street, Suite 2000
        Denver, CO 80265

--------------------------

(1) Based upon information furnished to the Company by the beneficial owners or otherwise obtained from the stock transfer books of the Company.

(2) Unless otherwise indicated, the business address for each beneficial owner is c/o Lifestream Technologies, Inc., 510 Clearwater Loop, Suite 101, Post Falls, Idaho 83854.

(3) Percentage of ownership includes 24,986,747 actual shares of Common Stock outstanding on October 18, 2002. Shares of Common Stock subject to stock options or warrants that are currently exercisable or will become exercisable after 60 days after October 18, 2002, and shares of Common Stock subject to convertible term notes that are currently convertible or will become convertible within 60 days of October 18, 2002, are deemed outstanding for computing the beneficial ownership percentage of the person or group holding such options, warrants and notes, but are not deemed outstanding for computing the percentage of any other person or group.

(4) Includes 622,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 18, 2002.

(5) Includes 339,795 shares issuable upon exercise of options and warrants that are currently exercisable or will become exercisable within 60 days after October 18, 2002. Also includes 508,404 shares issuable upon conversion of convertible term notes that are currently convertible or will become convertible within 60 days after October 18, 2002. Excludes 152,000 common shares held by Lochnau, Inc., a privately held investment management corporation for which Mr. Crane serves as Chairman of the Board of Directors, to which Mr. Crane disclaims any beneficial ownership.

(6) Includes 122,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 18, 2002.

(7) Includes 72,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 18, 2002.

(8) Includes 37,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 18, 2002.

(9) Includes 212,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 18, 2002.

(10) Includes 172,250 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 18, 2002.

(11) Includes 226,578 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 18, 2002.

(12) Includes 127,836 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 18, 2002.

(13) Includes 109,605 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 18, 2002.

(14) Includes 2,041,064 shares issuable upon exercise of options and warrants that are currently exercisable or will become exercisable within 60 days after October 18, 2002. Also includes 508,404 shares issuable upon conversion of convertible term notes that are currently convertible or will become convertible within 60 days after October 18, 2002.

(15) RAB Europe Fund Ltd., as of October 18, 2002, (i) owned 1,242,177 shares of our Common Stock, (ii) owned convertible term notes of ours that can be converted into 5,174,690 shares of our Common Stock, and
         (iii) held warrants of ours that can be exercised for 2,500,000 shares of our Common Stock, except that pursuant to the terms of the warrants, we shall not effect any exercise of warrants, and RAB Europe Fund Ltd. does not have the right to exercise any warrants, to the extent such exercise would cause RAB Europe Fund Ltd., together with its affiliates, to have acquired a number of shares of our Common Stock during the 60-day period ending on the date of conversion or exercise which, when added to the number of shares of our Common Stock held at the beginning of such 60-day period, would exceed 9.99% of the number of shares of our Common Stock then outstanding, excluding, for the purpose of such determination, shares of our Common Stock issuable upon exercise of the warrants which have not been exercised. The number of shares beneficially owned by RAB Europe Fund Ltd., in the table above, reflects this limitation.

(16) Includes 500,000 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after October 18, 2002. Also includes 757,344 shares issuable upon conversion of convertible term notes that are currently convertible or will become convertible within 60 days after October 18, 2002. Pursuant to the terms of the warrants, we shall not effect any exercise of warrants, and RAB Europe Partners does not have the right to exercise any warrants, to the extent such exercise would cause such RAB Europe Partners, together with its affiliates, to have acquired a number of shares of our Common Stock during the 60-day period ending on the date of conversion or exercise which, when added to the number of shares of our Common Stock held at the beginning of such 60-day period, would exceed 9.99% of the number of shares of our Common Stock then outstanding, excluding, for the purpose of such determination, shares of our Common Stock issuable upon exercise of the warrants which have not been exercised.

(17) Includes 699,167 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after October 18, 2002. Also includes 353,204 shares issuable upon conversion of convertible term notes that are currently convertible or will become convertible within 60 days after October 18, 2002.

(18) Includes 250,000 shares issuable upon exercise of warrant that are currently exercisable or will become exercisable within 60 days after October 18, 2002. Also includes 525,243 shares issuable upon conversion of convertible term notes that are currently convertible or will become convertible within 60 days after October 18, 2002.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table sets forth certain information regarding compensation earned by the Company's Chief Executive Officer and each of the Company's five other most highly compensated executive officers for the fiscal years ended June 30, 2002, 2001 and 2000. The persons named in the table are hereinafter referred to as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------------
                                                                                       LONG TERM
                                                                                      COMPENSATION -
                                                  ANNUAL COMPENSATION                     AWARDS
                                                  -------------------                     ------

                                                                                         SECURITIES       ALL OTHER
NAME AND                                  FISCAL    SALARY       BONUS       OTHER       UNDERLYING     COMPEN-SATION
PRINCIPAL POSITION(S)                    YEAR (1)     ($)         ($)         ($)        OPTIONS (#)          ($)
---------------------------------       --------- -----------  ----------  ----------   --------------  --------------
     Christopher Maus...............        2002     180,000      60,000       7,800          -               -
      President, Chief Executive            2001     150,000      35,000      12,000        872,000           -
      Officer and Chairman of the           2000     150,000        -         27,000        250,000           -
      Board (2)(3)(4)

     Edward Siemens.................        2002     150,000        -           -            35,000           -
      Chief Operating Officer (5)           2001     102,731        -         15,000        360,000           -
                                            2000        -           -           -             -               -

     Paul Beatty....................        2002     145,000        -           -            30,000           -
      Vice President - Sales                2001      84,997        -         15,000        300,000           -
      & Marketing (6)                       2000        -           -           -             -               -

     Brett Sweezy...................        2002     139,731        -           -            30,000           -
      Chief Financial Officer (7)           2001      90,675        -           -           178,970           -
                                            2000      60,786        -           -            87,000           -

     Brian Packard..................        2002     138,000        -           -            20,000           -
      Former Vice President                 2001      78,333        -         15,000        240,000           -
      - Marketing (8)                       2000        -           -           -             -               -

     Doug Robinson..................        2002     138,000        -           -            20,000           -
      Former Chief Operating                2001      80,025        -         15,000        240,000           -
      Officer - The  Data Concern           2000        -           -           -             -               -
      and Business  Development (9)

--------------------------

(1) References to a fiscal year refer to the calendar year in which such fiscal year ends. Fiscal years 2002, 2001 and 2000 ended on June 30th.

(2) On January 3, 2000, the Board, acting upon the recommendation of its Compensation Committee, granted Mr. Maus 250,000 stock options with an exercise price of $1.25 per common share that vest, and become exercisable, as follows: 50,000 immediately, 50,000 on January 3, 2001, 50,000 on January 3, 2002, 50,000 on January 3, 2003, and 50,000 on
         January 3, 2004, with any unexercised options to expire on January 3,

         2010. On May 1, 2001, the Board, acting upon the recommendation of its Compensation Committee, (i) executed an employment agreement on behalf of the Company with Mr. Maus that formally established his annual salary at $150,000 for the fiscal year ending June 30, 2001, (ii) increased Mr. Maus' annual salary to $180,000 for the fiscal year ending June 30, 2002, and (iii) granted him 800,000 stock options with an exercise price of $1.50 per common share that vest, and become exercisable, as follows: 100,000 on December 31, 2001, 100,000 on December 31, 2002, 100,000 on December 31, 2003, 100,000 on December
         31, 2004, 100,000 upon the Company achieving a $100 million market capitalization, 100,000 upon the Company achieving a $200 million market capitalization, and 200,000 upon the Company achieving a $400 million market capitalization, with any unexercised options to expire on May 1, 2011. It currently is the expectation of the Board's Compensation Committee that Mr. Maus' current annual salary of $180,000 will be maintained for the duration of our fiscal year ending June 30, 2003.

(3) In connection with his Board service, Mr. Maus received a grant, effective January 1, 2001, for 72,000 stock options with an exercise price of $1.50 per common share that vest, and become exercisable, on a ratable monthly basis over with his subsequent twenty-four months of Board service, with any unexercised options to expire on January 1, 2011.

(4) The Other Annual Compensation amounts for Mr. Maus represent (i) for fiscal year 2002, a vehicle allowance and (ii) for fiscal years 2001 and 2000, the then aggregate fair market value of 12,000 and 24,000 common shares awarded to Mr. Maus for his Board service during the six months ended December 31, 2000 and the fiscal year ended June 30, 2000, respectively.

(5) Mr. Siemens' employment with the Company began on August 21, 2000 pursuant to a Board-approved compensation package providing him with an initial annual salary of $125,000, an initial grant of 300,000 stock options with an exercise price of $3.00 per common share and a $15,000 relocation allowance. The stock options, which were formally granted on October 4, 2000, vest and become exercisable, as follows: 50,000 immediately, 12,500 on October 4, 2001, 40,000 on December 31, 2001, 12,500 on October 4, 2002, 40,000 on December 31, 2002, 12,500 on
         October 4, 2003, 40,000 on December 31, 2003, 12,500 on October 4,
         2004, 40,000 on December 31, 2004 and 40,000 on December 31, 2005, with any unexercised options to expire on October 4, 2010. On May 1, 2001, the Board, acting upon the recommendation of its Compensation Committee, (i) increased Mr. Siemens' annual salary to $150,000 for the fiscal year ending June 30, 2002 and (ii) granted Mr. Siemens 60,000 additional stock options with an exercise price of $1.50 per common share that vest, and become exercisable, as follows: 15,000 immediately, 15,000 on December 31, 2001, 15,000 on December 31, 2002 and 15,000 on December 31, 2003, with any unexercised options to expire on May 1, 2011. On December 24, 2001, the Board, acting upon the recommendation of its Compensation Committee, granted Mr. Siemens 35,000 additional stock options with an exercise price of $1.50 per common share that vest, and become exercisable, as follows: 7,000 immediately, 7,000 on December 24, 2002, 7,000 on December 24, 2003, 7,000 on December 24, 2004 and 7,000 on December 31, 2005, with any unexercised options to expire on December 24, 2011. It currently is the expectation of the Board's Compensation Committee that Mr. Siemen's current annual salary of $150,000 will be maintained for the duration of our fiscal year ending June 30, 2003.

(6) Mr. Beatty's employment with the Company began on October 1, 2000 pursuant to a Board-approved compensation package providing him with an initial annual salary of $120,000, an initial grant of 250,000 stock options with an exercise price of $3.00 per common share and a $15,000 relocation allowance. The stock options, which were formally granted on October 4, 2000, vest and become exercisable, as follows: 37,500 immediately, 9,375 on October 4, 2001, 35,000 on December 31, 2001, 9,375 on October 4, 2002, 35,000 on December 31, 2002, 9,375 on October
         4, 2003, 35,000 on December 31, 2003, 9,375 on October 4, 2004, 35,000
         on December 31, 2004, and 35,000 on December 31, 2005, with any unexercised options to expire on October 4, 2010. On May 1, 2001, the Board, acting upon the recommendation of its Compensation Committee,
         (i) increased Mr. Beatty's annual salary to $145,000 for the fiscal year ending June 30, 2002 and (ii) granted Mr. Beatty 50,000 additional stock options with an exercise price of $1.50 per common share that vest, and become exercisable, as follows: 12,500 immediately, 12,500 on

         December 31, 2001, 12,500 on December 31, 2002 and 12,500 on December 31, 2003, with any unexercised options to expire on May 1, 2011. On December 24, 2001, the Board, acting upon the recommendation of its Compensation Committee, granted Mr. Beatty 30,000 additional stock options with an exercise price of $1.50 per common share that vest, and become exercisable, as follows: 6,000 immediately, 6,000 on December 24, 2002, 6,000 on December 24, 2003, 6,000 on December 24, 2004 and
         6,000 on December 31, 2005, with any unexercised options to expire on December 24, 2011. It currently is the expectation of the Board's Compensation Committee that Mr. Beatty's current annual salary of $145,000 will be maintained for the duration of our fiscal year ending June 30, 2003.

(7) Mr. Sweezy's employment with the Company began on June 01, 1999 pursuant to a Board-approved compensation package providing him with an initial annual salary of $60,000 and an initial grant of 25,000 stock options with an exercise price of $1.25 per common share. These stock options, which were formally granted on July 20, 1999 and deemed to be immediately vested and exercisable, will expire, to the extent unexercised, on July 20, 2009. On January 3, 2000, the Board, acting upon the recommendation of its Compensation Committee, granted Mr. Sweezy 42,000 additional stock options with an exercise price of $1.25 per common share that vest, and become exercisable, as follows: 8,400 immediately, 3,400 on December 31, 2000, 5,000 on January 3, 2001, 3,400 on December 31, 2001, 5,000 on January 3, 2002, 3,400 on December
         31, 2002, 5,000 on January 3, 2003, 3,400 on December 31, 2003, and
         5,000 on January 3, 2004, with any unexercised options to expire on January 3, 2010. On April 6, 2000, the Board, acting upon the recommendation of its Compensation Committee, granted Mr. Sweezy 20,000 additional stock options with an exercise price of $2.44 per common share. These stock options, which were deemed to be immediately vested and exercisable, will expire, to the extent unexercised, on April 6, 2010. On October 4, 2000, the Board, acting upon the recommendation of its Compensation Committee, granted Mr. Sweezy 162,700 additional stock options with an exercise price of $3.00 per common share that vest, and become exercisable, as follows: 25,040 immediately, 8,165 on October 4, 2001, 21,000 on December 31, 2001, 8,165 on October 4, 2002, 21,000 on
         December 31, 2002, 8,165 on October 4, 2003, 21,000 on December 31,
         2003, 8,165 on October 4, 2004, 21,000 on December 31, 2004 and 21,000
         on December 31, 2005, with any unexercised options to expire on October 4, 2010. On May 1, 2001, the Board, acting upon the recommendation of its Compensation Committee, (i) increased Mr. Sweezy's annual salary to $139,731 for the fiscal year ending June 30, 2002 and (ii) granted Mr. Sweezy 15,000 additional stock options with an exercise price of $1.50 per common share that vest, and become exercisable, as follows: 3,750 immediately, 3,750 on December 31, 2001, 3,750 on December 31, 2002 and 3,750 on December 31, 2003, with any unexercised options to expire on May 1, 2011. On June 22, 2001, the Board, acting upon the recommendation of its Compensation Committee, granted Mr. Sweezy 1,270 additional stock options with an exercise price of $1.50 per common share that vest, and become exercisable, as follows: 254 immediately, 254 on June 1, 2002, 254 on June 1, 2003, 254 on June 1, 2004, and 254
         on June 1, 2005, with any unexercised options to expire on June 22, 2011. On December 24, 2001, the Board, acting upon the recommendation of its Compensation Committee, granted Mr. Sweezy 30,000 additional stock options with an exercise price of $1.50 per common share that vest, and become exercisable, as follows: 6,000 immediately, 6,000 on December 24, 2002, 6,000 on December 24, 2003, 6,000 on December 24,
         2004 and 6,000 on December 31, 2005, with any unexercised options to expire on December 24, 2011. It currently is the expectation of the Board's Compensation Committee that Mr. Sweezy's current annual salary of $139,731 will be maintained for the duration of our fiscal year ending June 30, 2003.

(8) Mr. Packard's employment with the Company began on October 1, 2000 pursuant to a Board-approved compensation package providing him with an initial annual salary of $110,000, an initial grant of 200,000 stock options with an exercise price of $3.00 per common share and a $15,000 home office allowance. The stock options, which were formally granted on October 4, 2000, vest and become exercisable, as follows: 25,000 immediately, 6,250 on October 4, 2001, 30,000 on December 31, 2001, 6,250 on October 4, 2002, 30,000 on December 31, 2002, 6,250 on October
         4, 2003, 30,000 on December 31, 2003, 6,250 on October 4, 2004, 30,000
         on December 31, 2004, and 30,000 on December 31, 2005, with any unexercised options to expire on October 4, 2010. On May 1, 2001, the Board, acting upon the recommendation of its Compensation Committee,
         (i) increased Mr. Packard's annual salary to $138,000 for the fiscal year ending June 30, 2002 and (ii) granted Mr. Packard 40,000 additional stock options with an exercise price of $1.50 per common share that vest, and become exercisable, as follows: 10,000 immediately, 10,000 on December 31, 2001, 10,000 on December 31, 2002 and 10,000 on December 31, 2003, with any unexercised options to expire on May 1, 2011. On December 24, 2001, the Board, acting upon the recommendation of its Compensation Committee, granted Mr. Packard 20,000 additional stock options with an exercise price of $1.50 per common share that vest, and become exercisable, as follows: 4,000 immediately, 4,000 on December 24, 2002, 4,000 on December 24, 2003, 4,000 on December 24, 2004 and 4,000 on December 31, 2005, with any unexercised options to expire on December 24, 2011. On September 30, 2002, Mr. Packard's employment with the Company was terminated by mutual agreement, pursuant to which he (i) received severance equal to four weeks of salary and (ii) was granted twelve months during which to exercise his vested stock options. All of Mr. Packard's unvested options were immediately cancelled.

(9) Mr. Robinson's employment with the Company began on September 25, 2000 pursuant to a Board-approved compensation package providing him with an initial annual salary of $110,000, an initial grant of 200,000 stock options with an exercise price of $3.00 per common share and a $15,000 relocation allowance. The stock options, which were formally granted on October 4, 2000, vest and become exercisable, as follows: 25,000 immediately, 6,250 on October 4, 2001, 30,000 on December 31, 2001, 6,250 on October 4, 2002, 30,000 on December 31, 2002, 6,250 on October
         4, 2003, 30,000 on December 31, 2003, 6,250 on October 4, 2004, 30,000
         on December 31, 2004, and 30,000 on December 31, 2005, with any unexercised options to expire on October 4, 2010. On May 1, 2001, the Board, acting upon the recommendation of its Compensation Committee,
         (i) increased Mr. Robinson's annual salary to $138,000 for the fiscal year ending June 30, 2002 and (ii) granted Mr. Robinson 40,000 additional stock options with an exercise price of $1.50 per common share that vest, and become exercisable, as follows: 10,000 immediately, 10,000 on December 31, 2001, 10,000 on December 31, 2002 and 10,000 on December 31, 2003, with any unexercised options to expire on May 1, 2011. On December 24, 2001, the Board, acting upon the recommendation of its Compensation Committee, granted Mr. Robinson 20,000 additional stock options with an exercise price of $1.50 per common share that vest, and become exercisable, as follows: 4,000 immediately, 4,000 on December 24, 2002, 4,000 on December 24, 2003, 4,000 on December 24, 2004 and 4,000 on December 31, 2005, with any unexercised options to expire on December 24, 2011. On June 18, 2002, Mr. Robinson's employment with the Company was terminated by mutual agreement, pursuant to which he (i) received severance equal to four weeks of salary and (ii) was granted twelve months during which to exercise his vested stock options. All of Mr. Robinson's unvested options were immediately cancelled.

STOCK OPTIONS

1993 INCENTIVE STOCK OPTION PLAN. The Company has reserved 600,000 shares of its Common Stock for issuance upon the exercise of options granted or available for grant under its 1993 Incentive Stock Option Plan (hereinafter, "the 1993 Plan"). The 1993 Plan is administered by either the Board or its Compensation Committee, which determines, without limitation, the selection of the persons who will be granted options under the 1993 Plan, the number of optioned shares and the option exercise price per share. Options granted under the 1993 Plan fall within the meaning of, and conform to, Section 422 of the Internal Revenue Code of 1986, as amended. Under the terms of the 1993 Plan, all officers, employees, consultants, and advisors of the Company are eligible for incentive stock options. The Board, or its Compensation Committee, determines at its discretion which persons receive incentive stock options, the applicable vesting provisions, and the exercise terms thereof. The terms and conditions of each option grant may differ and will be set forth in the optionee's individual incentive stock option agreement. As of October 18, 2002, the Company had not granted any options under the 1993 Plan.

1998 EMPLOYEE STOCK OPTION PLAN. The Company has reserved 2,000,000 shares of its Common Stock for issuance pursuant to stock options or stock appreciation rights granted under its 1998 Employee Stock Option Plan (hereinafter, "the 1998 Plan"). The 1998 Plan is administered by either the Board or its Compensation Committee, which determines, without limitation, the selection of the persons who will be granted options under the 1998 Plan, the type of options to be granted, the number of optioned shares and the option exercise price per share. The terms and conditions of each option grant may differ and will be set forth in the optionee's individual stock option agreement. Officers, directors, key employees and consultants of the Company and its subsidiaries are eligible to receive non-qualified stock options under the 1998 Plan. Only officers, directors and employees of the Company or its subsidiaries are eligible to receive incentive stock options. As of October 18, 2002, the Company had issued 1,035,731 incentive stock options under the 1998 Plan, with 312,682 of those options being vested and exercisable.

2002 EMPLOYEE STOCK OPTION PLAN. On June 10, 2002, the Company's shareholders approved the adoption of the 2002 Stock Option Plan (hereinafter, "the 2002 Plan"), thereby reserving 2,000,000 shares of the Company's Common Stock for issuance pursuant to stock options or stock appreciation rights. The 2002 Plan is administered by either the Board, or its Compensation Committee, which determines, without limitation, the selection of the persons who will be granted options under the 2002 Plan, the type of options to be granted, the number of optioned shares and the option exercise price per share. The terms and conditions of each option grant may differ and will be set forth in the optionee's individual stock option agreement. Officers, directors, key employees and consultants of the Company and its subsidiaries are eligible to receive non-qualified stock options under the 2002 Plan. Only officers, directors and employees of the Company or its subsidiaries are eligible to receive incentive stock options. As of October 18, 2002, the Company had not issued any options under the 2002 Plan.

                      EQUITY COMPENSATION PLAN INFORMATION
                               AS OF JUNE 30, 2002

                                         NUMBER OF                                          NUMBER OF
                                      SECURITIES TO BE                                      SECURITIES
                                        ISSUED UPON                                    REMAINING AVAILABLE
                                        EXERCISE OF            WEIGHTED-AVERAGE        FOR FUTURE ISSUANCE
                                        OUTSTANDING            EXERCISE PRICE OF           UNDER EQUITY
PLAN CATEGORY                        OPTIONS, WARRANTS       OUTSTANDING OPTIONS,          COMPENSATION
                                         AND RIGHTS           WARRANTS AND RIGHTS              PLANS
---------------------------------    -------------------     ----------------------    ---------------------
EQUITY COMPENSATION PLANS APPROVED
BY SECURITY HOLDERS:

   o     1993 Incentive  Stock
         Option Plan                                  -                          -                  600,000
   o     1998 Employee Stock
         Option Plan                          1,035,731                      $2.54                  964,269
   o     2002 Employee Stock
         Option Plan                                  -                          -                2,000,000

EQUITY COMPENSATION PLANS NOT
APPROVED BY SECURITY HOLDERS:

   o     Restricted Stock Grant
         Agreements (1)                       2,513,122                      $1.92                        -
                                     -------------------     ----------------------    ---------------------
TOTAL                                         3,548,853                      $2.10                3,564,269
                                     ===================     ======================    =====================

(1) The Company has granted, from time to time, to management and other "key" employees non-qualified options outside of our stock option plans to purchase an aggregate of 2,513,122 restricted shares of our Common Stock. Options granted to the Named Executive Officers are as follows:
         Christopher Maus was granted options to purchase a total of 1,450,000 shares at prices ranging from $1.20 to $5.00 per share. Edward Siemens was granted options to purchase a total of 195,000 shares at prices ranging from $1.50 to $3.00 per share. Paul Beatty was granted options to purchase a total of 155,000 shares at prices ranging from $1.50 to $3.00 per share. Brian Packard was granted options to purchase a total of 110,000 shares at prices ranging from $1.50 to $3.00 per share.

         Brett Sweezy was granted options to purchase a total of 160,000 shares at prices ranging from $1.25 to $3.00 per share. Doug Robinson was granted options to purchase a total of 55,250 shares at prices ranging from $1.50 to $3.00 per share. The remaining employees were granted options to purchase a total of 387,872 shares at prices ranging from $1.25 to $3.00 per share. These options have been granted to attract, retain and provide additional incentive to certain employees and have been approved by our Board, upon the recommendation of its Compensation Committee. The exercise prices of these granted options have ranged from $1.25 per share to $3.00 per share, with such exercise prices being at or above the market price of our Company Stock on the date of grant. These options vest as follows: (i) 20% immediately upon grant and (ii) 20% on each subsequent annual anniversary date of the grant, provided that the optionee remains employed by us. An optionee has six month from his or her employment termination date to exercise any vested options. Any unvested options are immediately cancelled as of the employment termination date. As of June 30, 2002, 1,204,622 options were fully vested and exercisable.


The following table contains information concerning stock options granted to the Named Executive Officers during the most recently completed fiscal year ended June 30, 2002. All grants were made under the Company's 1998 Employee Stock Option Plan.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
-----------------------------------------------------------------------------------------------------------

                                       NUMBER OF        PERCENT OF TOTAL
                                       SECURITIES        OPTIONS/SARS
                                       UNDERLYING         GRANTED TO        EXERCISE OR
NAME                                   OPTION/SARS       EMPLOYEES IN       BASE PRICE     EXPIRATION DATE
                                       GRANTED (#)     FISCAL YEAR (%)       ($/SHARE)
------------------------------------ ---------------- ------------------- ---------------- ----------------
Christopher Maus..................           -               -                   -               -

Edward Siemens (1)..............          35,000            8.86%              $1.50         12/24/11

Paul Beatty (2)....................       30,000            7.59%              $1.50         12/24/11

Brett Sweezy (3)...............           30,000            7.59%              $1.50         12/24/11

Brian Packard (4)...............          20,000            5.06%              $1.50         12/24/11

Doug Robinson (5)................         20,000            5.06%              $1.50         12/24/11

-------------------------

(1) On December 24, 2001, the Board, acting upon the recommendation of its Compensation Committee, granted Mr. Siemens 35,000 additional stock options with an exercise price of $1.50 per common share that vest, and become exercisable, as follows: 7,000 immediately, 7,000 on December 24, 2002, 7,000 on December 24, 2003, 7,000 on December 24, 2004 and
         7,000 on December 31, 2005, with any unexercised options to expire on December 24, 2011.

(2) On December 24, 2001, the Board, acting upon the recommendation of its Compensation Committee, granted Mr. Beatty 30,000 additional stock options with an exercise price of $1.50 per common share that vest, and become exercisable, as follows: 6,000 immediately, 6,000 on December 24, 2002, 6,000 on December 24, 2003, 6,000 on December 24, 2004 and
         6,000 on December 31, 2005, with any unexercised options to expire on December 24, 2011.

(3) On December 24, 2001, the Board, acting upon the recommendation of its Compensation Committee, granted Mr. Sweezy 30,000 additional stock options with an exercise price of $1.50 per common share that vest, and become exercisable, as follows: 6,000 immediately, 6,000 on December 24, 2002, 6,000 on December 24, 2003, 6,000 on December 24, 2004 and
         6,000 on December 31, 2005, with any unexercised options to expire on December 24, 2011.

(4) On December 24, 2001, the Board, acting upon the recommendation of its Compensation Committee, granted Mr. Packard 20,000 additional stock options with an exercise price of $1.50 per common share that vest, and become exercisable, as follows: 4,000 immediately, 4,000 on December 24, 2002, 4,000 on December 24, 2003, 4,000 on December 24, 2004 and
         4,000 on December 31, 2005, with any unexercised options to expire on December 24, 2011. On September 30, 2002, Mr. Packard's employment with the Company was terminated by mutual agreement, pursuant to which he was granted twelve months during which to exercise his vested stock options. All of Mr. Packard's unvested options were immediately cancelled.

(5) On December 24, 2001, the Board, acting upon the recommendation of its Compensation Committee, granted Mr. Robinson 20,000 additional stock options with an exercise price of $1.50 per common share that vest, and become exercisable, as follows: 4,000 immediately, 4,000 on December 24, 2002, 4,000 on December 24, 2003, 4,000 on December 24, 2004 and
         4,000 on December 31, 2005, with any unexercised options to expire on December 24, 2011. On June 18, 2002, Mr. Robinson's employment with the Company was terminated by mutual agreement, pursuant to which he was granted twelve months during which to exercise his vested stock options. All of Mr. Robinson's unvested options were immediately cancelled.


OPTION EXERCISES AND HOLDINGS

         The following table provides information with respect to the Named Executive Officers regarding exercises of options/SARs during the most recently completed fiscal year ended June 30, 2002 and unexercised options/SARs held as of June 30, 2002.

                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
-------------------------------------------------------------------------------------------------------------------
                                                          NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED         IN-THE-MONEY
                              SHARES                        OPTIONS/SARS AT            OPTIONS/SARS AT
                             ACQUIRED                          FY-END (#)                 FY-END (#)
                                ON          VALUE
NAME                         EXERCISE      REALIZED           EXERCISABLE/              EXERCISABLE/
                                (#)         ($)              UNEXERCISABLE              UNEXERCISABLE (1)
--------------------------- ------------ ------------- --------------------------- ------------------------
Christopher Maus......           -           -             622,000/900,000                        -
Edward Siemens.......            -           -             152,000/243,000                        -
Paul Beatty.............         -           -             122,250/207,750                        -
Brett Sweezy............         -           -             146,578/149,392                        -
Brian Packard..........          -           -              91,500/168,500                        -
Doug Robinson........            -           -              85,250/174,750                        -
--------------------------

(1) Based upon the market price of $0.90 per share on June 30, 2002, determined on the basis of the closing selling price per share of the Company's Common Stock on the American Stock Exchange, less the option exercise price payable per share.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In recent years, the Board has periodically approved the advancement of funds to Christopher Maus, the Company's President, Chief Executive Officer and Chairman of the Board. The last such advances were during fiscal 2001 and totaled $87,136. Mr. Maus made principal repayments totaling $61,621 and $5,623 during fiscal 2002 and 2001, respectively. The fiscal 2002 repayment reflects the application of a $60,000 bonus awarded by the Board to Mr. Maus for his fiscal 2002 performance. The underlying promissory note, which had outstanding principal balances of $38,728 and $100,349 at June 30, 2002 and June 30, 2001, respectively, is unsecured, has a stated interest rate of 8.75% and requires bi-weekly repayments of principal and interest through May 23, 2014. However, on May 1, 2002, the Board, upon the recommendation of the compensation committee, indefinitely suspended the bi-weekly servicing requirement.

During June 2001, the Company commenced a private offering of convertible notes with detachable stock purchase warrants from which it had received proceeds of $3,225,000 as of June 30, 2001. The Company subsequently received additional proceeds of $4,422,500 through December 31, 2001. The notes are unsecured, accrue interest at the prime rate plus two percent (6.75% at June 30, 2002), and mature on various dates during calendar years 2003 and 2006, as specified. The notes are immediately convertible at the option of the holders into common stock of the Company at a rate of $1.00 per share. The Company has the right to force conversion of the notes if the market price of its common stock exceeds $3.00 per share for 20 consecutive trading days. For every two dollars of note principal, the holder received a detachable stock purchase warrant allowing for the purchase of a share of the Company's common stock at $2.50 per share. RAB Europe Fund Limited and RAB Europe Partners collectively purchased notes, having an aggregate principal face amount of $5,470,000 at June 30, 2002, that exclusively contain an anti-dilution provision providing for a formula-driven, currently indeterminable downward adjustment of their conversion rate should the Company subsequently issue common shares at a price below the then stated conversion rate.

In connection with the immediately preceding offering of convertible notes, the Company agreed to pay certain individuals and entities, including RAB Europe Fund Limited and RAB Europe Partners, each a commission, payable in common shares, equal to five percent of the offering proceeds they procured. RAB Europe Fund Limited and RAB Europe Partners earned and received commissions of $100,000 and $20,000, respectively, in fiscal 2002.

During fiscal 2001, the Company obtained $140,000 in unsecured loans from Michael Crane, a principal shareholder and member of the Board. Each loan had a stated interest rate of 20% and a term of 90 days. During fiscal 2001, the Company also executed an agreement with Mr. Crane whereby he established a $500,000 personal line of credit with a financial institution for use by the Company. Borrowings under the agreement were unsecured, accrued interest at the financial institution's prevailing prime rate plus two percent, and required the repayment of all outstanding principal and interest on or before September 13, 2001. During August 2001, the Company executed an agreement with Mr. Crane whereby the Company repaid $200,000 in outstanding principal and accrued interest against the preceding obligations and issued Mr. Crane an unsecured convertible note for the remaining $469,984 aggregate principal balance. The note accrues interest at the prime rate plus two percent (6.75% at June 30, 2002), is immediately convertible at Mr. Crane's option into common stock of the Company at a rate of $1.00 per share, and matures on August 1, 2003. In connection with this agreement, the Company issued Mr. Crane 40,000 common shares and warrants allowing him to purchase 134,000 additional common shares at $1.00 per share. The agreement further stipulates that for every subsequent quarter the note remains outstanding that the Company will issue Mr. Crane additional warrants for the purchase of 23,500 common shares at $1.00 per share. The aggregate fair value assigned to the common shares and warrants of $322,159 was recognized as a financing cost in fiscal 2002.

In March 2001, the Company obtained a $1.0 million 90-day loan from Mercer Management, a principal shareholder, that accrued interest at the prime rate plus two percent and was secured by all the Company's unencumbered assets other than accounts receivable. In June 2001, the Company and Mercer Management agreed to convert the above loan into a similarly secured convertible note with a stated interest rate of prime plus two percent (6.75% at June 30, 2002) and a maturity date of March 5, 2003. The note is immediately convertible at the option of Mercer Management into common stock of the Company at a rate of $1.00 per share. In connection with the initial loan and subsequent refinancing, the Company issued Mercer Management warrants allowing them to purchase 200,000 shares of the Company's common stock at $1.00 per share for which the Company recognized the aggregate assigned fair value of $138,444 as a financing cost in fiscal 2001. The note further stipulates that for every subsequent quarter the note remains outstanding that the Company will issue Mercer Management additional warrants for the purchase of 37,500 common shares at $1.00 per share. The aggregate fair value assigned to these additional warrants of $200,765 was recognized as a financing cost in fiscal 2002. The Company repaid $250,000 of the outstanding note balance during fiscal 2002.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the United States Securities and Exchange Commission (hereinafter "the SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely upon a review of the copies of such reports furnished to the Company during and subsequent to the most recently completed fiscal year ended June 30, 2002 by such persons, the Company believes that there was compliance for the fiscal year ended June 30, 2002 with all Section 16(a) filing requirements applicable to the Company's directors, executive officers and greater than ten percent shareholders.

                                   PROPOSAL 2

                  APPROVAL OF THE ISSUANCE OF UP TO TEN MILLION
                       NEWLY ISSUED SHARES OF COMMON STOCK


BACKGROUND INFORMATION

The Board has approved the offer, sale and issuance of up to ten million additional shares of the Company's Common Stock in order to provide us with the additional capital necessary to fund (i) our current accounts payable balance, a significant portion of which is overdue, (ii) our ongoing operational needs, which although recently streamlined, remain significant and (iii) our planned inventory building and marketing initiatives designed to rapidly accelerate sales of our recently introduced second-generation total cholesterol monitor for consumers (hereinafter, "our consumer monitor") which we believe, if broadly marketed, has significant revenue potential for us. The Company currently has 100,000,000 shares of Common Stock authorized, of which, as of October 18, 2002, 24,986,747 shares were issued and outstanding and 34,673,250 shares were reserved for issuance pursuant to our stock option plans and outstanding stock purchase warrants. This leaves 40,340,003 authorized and unissued shares as of October 18, 2002. The Company currently desires to raise approximately $5,000,000 by offering up to 10,000,000 shares of its Common Stock, or equivalents, in a contemplated private placement to a limited number of private investors. The Company's Amended and Restated Articles of Incorporation do not provide for preemptive rights, however participants in a prior private placement of the Company's Common Stock that closed on March 8, 2002 did receive certain limited rights of first refusal on any other financings during the subsequent one year period. We believe, as does our Board, that this financing is critical in order for us to meet our aforementioned funding needs, and thereby, efficiently and effectively produce and market our consumer monitor and achieve net profitability and positive operating cash flow.

The Company's common shares are traded on the American Stock Exchange (hereinafter, "the AMEX"), and under the AMEX rules, shareholder approval is required for the sale, issuance or potential issuance by the Company of common stock or securities convertible into common stock equal to 20% or more of the presently outstanding stock if such issuance is for a price less than the greater of the book or market value of the stock. Our proposed terms for the anticipated offering, which may ultimately take the form of an offering of Common Stock or may involve the issuance of convertible stock or debt, would anticipate pricing the offering at a per share amount in excess of our current book value and market price per common share. However, our market price per common share has been quite volatile and, depending on trends in the market price of our Common Stock during the offering period, the price at which the shares of Common Stock are sold in the anticipated private placement could be less than our market price per common share at the time the private placement is closed and the shares are listed on the AMEX. This could trigger the AMEX's shareholder approval requirement and, in order to prepare for that eventuality and make sure our closing of the anticipated financing is not delayed, the Board is seeking shareholder approval in advance for the potential issuance of up to ten million additional common shares in case such approval is required.

The issuance of additional common shares will have a significant dilutive effect on the ownership interests of the Company's existing shareholders. Furthermore, the increase in the number of common shares available for sale in the market, particularly if we agree to register such shares for public resale, could represent an overhang on the market and could depress the market price of our Common Stock.

There can be no assurances that the Company will be successful in finding investors willing to provide the necessary capital on terms that the Board believes are in the Company's best interests. In addition, the Company anticipates that additional funds may be needed in the future to fund further development and expansion of our cholesterol monitor and personal health smart card business, and there can be no assurance that the Company will be able to obtain any such necessary additional funds on terms that are acceptable to the Company. Depending on the terms of any issuance of shares, the Company may not be required to have shareholder approval in order to issue additional shares.

BOARD RECOMMENDATION

Our Board believes it is in the Company's best interest to acquire additional capital funding. As noted in our most recent Form 10-KSB for the fiscal year ended June 30, 2002, as filed with the SEC on September 30, 2002 and enclosed herein, we currently have a negative working capital position which we primarily attribute to our continued inability to fund more extensive marketing activities and product production. Our independent public accountants have expressed substantial doubt about our ability to continue as a going concern unless we are able to raise sufficient additional capital. Although we have recently introduced our second-generation total cholesterol monitor for consumers to the marketplace and although we have continued to undertake certain measures to reduce our operating expenses and cash needs, our ability to continue our operations and develop the market for our product, particularly the aforementioned monitor, depends on our ability to obtain additional capital. Accordingly, the Board recommends that you vote FOR an approval of the issuance of up to an additional ten million shares of the Company's Common Stock.

VOTE REQUIRED FOR APPROVAL

The favorable vote of a majority of the votes cast regarding the proposal is required to ratify the approval to issue up to ten million newly issued common shares under certain terms. Accordingly, abstentions or broker non-votes will not affect the outcome of the vote on the proposal. Unless instructed to the contrary in the Proxy, the shares represented by the proxies will be voted FOR the proposal.

                 THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF
                     THE TRANSACTION IN WHICH THE NOTES AND
                              WARRANTS WERE ISSUED.

                                   PROPOSAL 3

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The firm of BDO Seidman, LLP has served as independent public accountants for the Company since fiscal 1997. The Board, acting upon the recommendation of its Audit Committee, has appointed BDO Seidman, LLP to serve in the same capacity for the fiscal year ending June 30, 2003 and is asking stockholders to ratify such appointment through the required affirmative vote of a majority of the shares presented and voting at the Annual Meeting. In the event that stockholders fail to ratify the appointment of BDO Seidman, LLP, the Board will reconsider such appointment. The Board reserves the right, even after stockholder approval, to subsequently replace BDO Seidman, LLP as the Company's independent public accountants for the fiscal year ending June 30, 2003 should it deem such replacement to be in the best interest of the Company.

AUDIT AND REVIEW FEES: The aggregate fees billed for professional audit and review services rendered by BDO Seidman, LLP for services performed related to the fiscal year ended June 30, 2002 were $89,071. Such fees included (i) $71,768 for audit services performed for the annual consolidated financial statements of the Company for the fiscal year ended June 30, 2002, review services for the interim condensed consolidated financial statements of the Company for the fiscal quarters ended September 30, 2001, December 31, 2001, March 31, 2002 and June 30, 2002, and reviews of the related Forms 10-QSB, Form 10-KSB and Proxy Statement as filed with the SEC and (ii) $17,303 for review services performed during the Company's fiscal year ended June 30, 2002 in connection with a public registration statement and a private placement offering memorandum.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES: BDO Seidman, LLP did not provide the Company any financial information systems design and implementation services during the fiscal year ended June 30, 2002.

ALL OTHER FEES: The aggregate fees billed for all other services rendered BDO Seidman, LLP during the fiscal year ended June 30, 2002 were $2,955. The Audit Committee believes the provision of these services is compatible with maintaining the independence of BDO Seidman LLP.

A representative of BDO Seidman, LLP is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from stockholders.

THE COMPANY'S BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2003.

                         INTEREST OF CERTAIN PERSONS IN
                     OPPOSITION TO MATTERS TO BE ACTED UPON

Management is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any director, officer or their associates in any matter to be acted on, as described herein, other than the proposed nominees for election to the Company's Board.

                                  OTHER MATTERS

Management does not know of any matters to be presented at this Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such matters is granted by the execution of the enclosed proxy.

                 STOCKHOLDERS' PROPOSALS TO BE PRESENTED AT THE
                  COMPANY'S NEXT ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals intended to be presented at the 2003 Annual Meeting of Stockholders of the Company must be received by the Company at its principal executive offices at 510 Clearwater Loop, Suite 101, Post Falls, Idaho 83854,
Attn: Chief Financial Officer not later than July 10, 2003 for inclusion in the Proxy Statement and Proxy relating to the 2003 Annual Meeting of Stockholders.

             AVAILABILITY OF COMPANY'S ANNUAL REPORT ON FORM 10-KSB

A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002 accompanies this Proxy Statement, but is exclusive of certain related exhibits filed with the SEC. These exhibits are available, without charge, to stockholders upon request to Brett Sweezy, Chief Financial Officer. The financial statements included in the Form 10-KSB are incorporated by reference into this Proxy Statement.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. YOU ARE URGED TO PROMPTLY EXECUTE AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the Annual Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.


                                         By Order of the Board of Directors,


                                         /s/ Christopher Maus
                                         -----------------------------------
                                         Christopher Maus
                                         Chairman of the Board of Directors,
                                         President and Chief Executive Officer


October 28, 2002
Post Falls, Idaho

       This Proxy is solicited by and on behalf of the Board of Directors

                         LIFESTREAM TECHNOLOGIES, INC.

           Proxy - Annual Meeting of Stockholders - December 20, 2002

The undersigned shareholder, revoking all previous proxies, hereby appoints Christopher Maus as Proxy, with full power of substitution, to represent and to vote all Common Stock of Lifestream Technologies, Inc. owned by the undersigned at the Annual Meeting of Stockholders to be held at the West Coast Templin's Resort located at 414 East First Avenue, Post Falls, Idaho, on December 20, 2002 at 8:30 a.m, Pacific Time, and at any and all adjournments thereof, with respect to the election of Directors and other proposals set forth in the Notice of Annual Meeting and Proxy Statement. No business other than the matters described below is expected to come before the meeting, but should any other matter requiring a vote of stockholders arise, the Proxy named herein will vote thereon in accordance with his best judgment. All powers may be exercised by said Proxy. Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING:

1.  Election of Directors
               Nominees:   Class   I:    Christopher Maus, Michael Crane
                           Class   II:   Robert Boyle, William Gridley
                           Class III:  Ronald Kiima

         (Instructions: To withhold authority to vote for any individual nominee, please draw a line through that nominee's name) WITHOLDING AUTHORITY to vote for all nominees listed above

2. To approve, in accordance with applicable requirements of the American Stock Exchange, the potential issuance of up to ten million newly issued shares of the Company's outstanding Common Stock, at a possible below market price
                   FOR [ ]               AGAINST [ ]              ABSTAIN [ ]

3. To ratify the appointment of BDO Seidman, LLP as the Company's independent public accountants for the fiscal year ending June 30, 2003
                   FOR [ ]               AGAINST [ ]              ABSTAIN [ ]

4. In his (their) discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

The shares represented by this proxy will be voted as directed. IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 AND "FOR" ON PROPOSAL 2 AND PROPOSAL 3. An affirmative vote of a majority of the holders of the Common Stock present, in person or by proxy, at the Meeting is required for the approval of the PROPOSALS.

The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to the Annual Meeting by means of a written revocation delivered to the Secretary of the Company. If you received more than one proxy card, please date, sign an return all cards in the accompanying envelope.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in the corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                     Dated: ______________________________, 2002

                                     ---------------------------------------
                                     Signature

                                     ---------------------------------------
                                     Signature if held jointly

                                     ---------------------------------------
                                     (Please print name)

                                     ---------------------------------------
                                     (Number of shares subject to proxy)

              PLEASE SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE